Exhibit 21.1

Subsidiaries of DJO Finance LLC

Name	Jurisdiction of Incorporation/Organization
DJO Finance Corporation	Delaware
ReAble Therapeutics LLC	Delaware
Encore Medical, L.P	Delaware
Encore Medical GP, Inc.	Nevada
Encore Medical Partners, Inc.	Nevada
Chattanooga Europe, B.V.B.A.	Belgium
Empi, Inc.	Minnesota
Empi Corp.	Minnesota
EmpiCare Inc.	Kentucky
Encore Medical Asset Corporation	Nevada
IOMED, LLC	Utah
ReAble Therapeutics Europe GmbH	Germany
Cefar-Compex Medical AB	Sweden
Compex Sarl	Switzerland
Cefar-Compex Germany GmbH	Germany
Compex Switzerland Srl	Switzerland
Cefar-Compex International SAS	France
Cefar-Compex Italia Srl	Italy
Medi-Compex Iberica Srl	Spain
Cefar-Compex Scandinavia AB	Sweden
Cefar-Compex Norway A/S	Norway
Avances EN Tecnologia y Médicine, S.L.	Spain
Avances Tecnicos Medicos, S.L.	Spain
Cefar-Compex France SAS	France
Ormed Ortho GmbH	Germany
Compex Medical SA	Switzerland
Ormed GmbH	Germany
DJO Opco Holdings, Inc.	Delaware
DJO, LLC	Delaware
Aircast LLC	Delaware
dj orthopedics de Mexico S.A. de C.V.	Mexico
DJO Deutschland GmbH	Germany
DJO Nordic A/S	Denmark
DJO Asia-Pacific Ltd.	Hong Kong
DJO Canada Inc.	Canada
Newmed S.A.S.	France
DJO UK Ltd.,	United Kingdom
Aircast France SARL	France
Aircast Europe GmbH	Germany
Aircast UK Limited	United Kingdom
Aircast Productos Medicos SL	Spain
DJO Austria GmbH	Austria
DJO Italia Srl	Italian
DJO Benelux bvba	Belgium
DJO France S.A.S.	France
DJO Iberica Productos Ortopedicos S.L.	Spain